Calculation of Filing Fee Tables
S-3
Smurfit Westrock plc
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	3.489% Senior Notes due 2031	457(r)	579,600,000		$ 579,600,000.00	0.0001381	$ 80,042.76
Fees to be Paid	2	Other	Guarantee of 3.489% Senior Notes due 2031	Other				0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 579,600,000.00		$ 80,042.76
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 80,042.76
Offering Note
[1]	Note.1a. Calculated in accordance with Rules 457(o) and 457(r) under the Securities Act of 1933, as amended (the "Act"), based upon the exchange rate of $1.1592/EUR1.00 as of November 17, 2025, as announced by Bloomberg, L.P. as of 5:00 p.m. New York time. Note.1b. Smurfit Westrock plc, Smurfit Kappa Group Limited, Smurfit Westrock Financing Designated Activity Company, Smurfit Kappa Investments Limited, Smurfit Kappa Acquisitions Unlimited Company, Smurfit Kappa Treasury Funding Designated Activity Company, Smurfit International B.V., Smurfit WestRock US Holdings Corporation, WestRock Company, WRKCo Inc., WestRock MWV, LLC and WestRock RKT, LLC will fully and unconditionally guarantee the 3.489% senior notes due 2031 issued by Smurfit Kappa Treasury Unlimited Company. In accordance with Rule 457(n) under the Act, no registration fee is payable with respect to such guarantees.

[2]	Refer to Offering Note.1b.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A